Exhibit 10.17

AMENDMENT TO THE MASTEC, INC. AMENDED AND RESTATED
2013 INCENTIVE COMPENSATION PLAN

    WHEREAS, MasTec, Inc. (the “Company”) maintains the MasTec, Inc. Amended and Restated 2013 Incentive Compensation Plan (the “Plan”); and

WHEREAS, capitalized terms used and not herein defined shall have the respective meanings ascribed thereto in the Plan; and
    WHEREAS, the Company desires to amend the Plan to provide for automatic vesting of unvested Restricted Stock and Restricted Stock Units granted to a Participant in the event of the Participant’s death or Disability, with respect to all currently outstanding and future Restricted Stock Awards and Restricted Stock Unit Awards.

    NOW THEREFORE, the Plan is hereby amended, effective as of December 14, 2022, as follows:

1.Section 6(d)(ii) of the Plan is hereby amended and restated in its entirety, as follows:

“(ii)    Forfeiture.

(A)    Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(B)    Notwithstanding any provision of this Plan or any Award Agreement, with respect to all Restricted Stock Awards that are outstanding on December 14, 2022 and all Restricted Stock Awards granted on or after December 14, 2022, in the event that a Participant’s Continuous Service terminates by reason of the Participant’s Disability or death, all of the unvested shares of Restricted Stock subject to the Participant’s Restricted Stock Award(s) shall be immediately vested as of the date of such Participant’s Disability or death, whichever is applicable.”

2.Section 6(e)(ii) of the Plan is hereby amended and restated in its entirety, as follows:

“(ii)    Forfeiture.

(A)    Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(B)    Notwithstanding any provision of this Plan or any Award Agreement, with respect to all Restricted Stock Unit Awards that are outstanding on December 14, 2022 and all Restricted Stock Unit Awards granted on or after December 14, 2022, in the event that a Participant’s Continuous Service terminates by reason of the Participant’s Disability or death, all of the unvested Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award(s) shall be immediately vested as of the date of such Participant’s Disability or death, whichever is applicable”

3.Except as amended herein, all other provisions of the Plan remain unchanged and in full force and effect.

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